    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 31, 1998

                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                             ---------------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                           SMITH INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)

                     DELAWARE                                           95-3822631
   (State or Other Jurisdiction of Incorporation                     (I.R.S. Employer
                 or Organization)                                   Identification No.)

                               16740 HARDY STREET
                                 P.O. BOX 60068
                              HOUSTON, TEXAS 77205
                                 (281) 443-3370
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                 NEAL S. SUTTON
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           SMITH INTERNATIONAL, INC.
                               16740 HARDY STREET
                                 P.O. BOX 60068
                              HOUSTON, TEXAS 77205
                                 (281) 233-5060
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   Copies to:
                               ERIC A. BLUMROSEN
                      GARDERE WYNNE SEWELL & RIGGS, L.L.P.
                               THREE ALLEN CENTER
                           333 CLAY AVENUE, SUITE 800
                           HOUSTON, TEXAS 77002-4086
                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: From time to time after the effective date of this registration statement until such time that all of the shares registered hereunder have been sold.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
------------------

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the offering. [ ]
------------------

     If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
                                                                    PROPOSED             PROPOSED
                                                                     MAXIMUM              MAXIMUM
            TITLE OF SHARES                  AMOUNT TO BE        OFFERING PRICE          AGGREGATE            AMOUNT OF
            TO BE REGISTERED                  REGISTERED          PER SHARE(1)       OFFERING PRICE(1)    REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value...........        542,198              $19.94             $10,811,428            $3,190
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low sales price for the Common Stock as quoted on the New York Stock Exchange for August 28, 1998.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration, qualification or filing under the securities laws of any such jurisdiction.

           SUBJECT TO COMPLETION, DATED AUGUST 31, 1998
PROSPECTUS

                                 542,198 SHARES

                           SMITH INTERNATIONAL, INC.

                                  COMMON STOCK
                             ---------------------
     This Prospectus relates to 542,198 shares (the "Shares") of common stock, $1.00 par value (the "Common Stock"), of Smith International, Inc. ("Smith" or the "Company"), which may be offered by or for the account of certain stockholders of the Company named herein (the "Selling Stockholders"). The Shares were originally issued by the Company to the Selling Stockholders in connection with the acquisition by the Company of Safeguard Disposal Systems, Inc. ("Safeguard") on May 27, 1998 (the "Acquisition"). See "Selling Stockholders." The Company will not receive any of the proceeds from sales of the Shares offered hereby.

     The Selling Stockholders may from time to time sell the Shares on the New York Stock Exchange (the "NYSE"), the Pacific Stock Exchange (the "PSE") or any other national securities exchange on which the Common Stock may be listed or traded, including block trades, in negotiated transactions, or by a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). See "Plan of Distribution."

     The Company has agreed to bear certain expenses (other than any brokerage fees or commissions) in connection with the registration and sale of the Shares. The Company and certain Selling Stockholders have agreed to indemnify the other and their respective controlling persons against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended (the "Securities Act").

     The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     Shares of the Common Stock are listed on the NYSE and the PSE under the trading symbol "SII." On August 28, 1998, the closing price of the Common Stock on the NYSE was $19 5/8 per share.

                             ---------------------

      SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED IN EVALUATING THE SECURITIES OFFERED HEREBY.

                             ---------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                             ---------------------

               THE DATE OF THIS PROSPECTUS IS             , 1998

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549, and at the following regional offices of the Commission: Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a site on the World Wide Web that contains reports, proxy and information statements and other information filed electronically by the Company with the Commission that can be accessed at http://www.sec.gov. In addition, reports, proxy statements and other information filed by the Company can be inspected at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and at the offices of The Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

     The Company has filed a Registration Statement on Form S-3 (together with all the amendments, supplements and exhibits thereto, the "Registration Statement") with the Commission under the Securities Act with respect to the Shares. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement and any amendments hereto, including exhibits filed as a part thereof, are available for inspection and copying as set forth above. Statements contained in this Prospectus or in any document incorporated in this Prospectus by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company (Commission File No. 1-8514) with the Commission pursuant to the Exchange Act are hereby incorporated herein by reference in this Prospectus:

          (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

          (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998;

          (3) The Company's Current Reports on Form 8-K dated March 6, 1998, May 15, 1998, July 13, 1998 and August 31, 1998; and

          (4) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on May 20, 1959.

     All documents and reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering described herein shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents or reports. Any person to whom a copy of this Prospectus is delivered may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (other than exhibits expressly incorporated by reference into such documents). Requests for such documents should be addressed to the Investor Relations, Smith International, Inc., 16740 Hardy Street, P.O. Box 60068, Houston, Texas, 77205, or directed to Investor Relations at (281) 433-3370.

                                  THE COMPANY

     Smith is a leading worldwide supplier of premium products and services to the oil and gas exploration and production and petrochemical industries. Smith provides a comprehensive line of technologically-advanced products and engineering services, including drilling and completion fluid systems, solids control equipment, waste management services, three-cone drill bits, diamond drill bits, fishing services, drilling tools, underreamers, sidetracking systems and liner hangers. Smith also operates an extensive network of supply branches through which it markets pipe, valves, fittings and other capital and expendable maintenance products. Smith operates through five business units which provide products and services throughout the world. Smith's business units include: (i) M-I Fluids which provides drilling and completion fluid systems and services;
(ii) M-I SWACO which provides solids control, pressure control and rig instrumentation equipment and waste management services; (iii) Smith Bits which manufactures and sells three-cone and diamond drill bits primarily for use in the oil and gas industry; (iv) Smith Drilling & Completions which manufactures and markets products and services used in drilling, workover, well completion, fishing and well re-entry operations; and (v) Wilson Supply which operates an extensive network of supply branches, service centers and sales offices that market pipe, valves, fittings and other capital and expendable maintenance products. Smith was incorporated in the State of California in January 1937 and reincorporated under Delaware law in May 1983. Smith's executive offices are headquartered at 16740 Hardy Street, Houston, Texas 77032 and its telephone number at that location is (281) 443-3370.

                                  RISK FACTORS

     This Prospectus includes forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. The words "anticipate," "believe," "expect," "plan," "intend," "estimate," "project," "will," "could," "may," "predict" and similar terms and phrases are intended to identify forward-looking statements. These statements involve risks and uncertainties that may cause actual future activities and results of operations to be materially different from those suggested or described in this Prospectus. These risks include changes in the level of petroleum industry exploration and production expenditures, which may in turn be influenced by the price of and demand for crude oil and natural gas, the policies of the Organization of Petroleum Exporting Countries ("OPEC"), worldwide economic conditions and other market factors, political instability in foreign counties in which the Company operate, currency fluctuations and controls, increased competition in Smith's markets, governmental restrictions affecting oil and gas exploration, dependence on the ability of Smith to achieve and execute internal business plans and the impact of any economic downturns and inflation. These risks are more specifically described in this section and in Smith's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated herein by reference. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected.

     Smith's Dependence on Oil and Gas Industry. Smith's business and operations are dependent on conditions in the oil and gas exploration and production industry. There can be no assurance that current levels of oil and gas exploration expenditures will be maintained or that demand for the Company's products and services will reflect the level of such expenditures. The level of exploration and development of oil and gas reserves is affected by both short-term and long-term trends in oil and gas prices which, in turn, are related to the demand for petroleum products and the current availability of oil and gas resources. In recent years, oil and gas prices have been volatile and have reacted to actual and perceived changes in demand and supply of oil and natural gas, domestic and worldwide economic conditions, policies of OPEC in setting and maintaining production levels and prices, the level of production by non-OPEC countries and political instabilities in oil producing countries. In this regard, there have been recent declines in the prevailing prices of oil and natural gas as well as uncertainties as to the effect of the recent economic downturn in Asia on world demand for oil. A significant or prolonged decline in future oil and gas prices likely would result in reduced exploration and development of oil and gas reserves and a decline in the demand for Smith's products. Such reduced activity could have a material adverse effect on Smith's financial condition and results of operations.

     Competition. Competition in the oilfield service and equipment segments of the oil and gas industry is intense and, in certain markets, is dominated by a small number of large competitors, some of which have greater financial and other resources than Smith.

     Anti-Takeover Provisions of the Smith Charter and the Smith Bylaws. Certain provisions of the Restated Certificate of Incorporation of Smith and the Bylaws of Smith and the adoption by the Board of Directors of Smith of a Stockholder Rights Plan could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from acquiring, a majority of the outstanding capital stock of Smith and could make it more difficult to consummate certain types of transactions involving an actual or potential change in control of Smith, such as a merger, tender offer or proxy contest.

                                USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

                              SELLING STOCKHOLDERS

     This Prospectus relates to the sale by the Selling Stockholders named below from time to time of up to 542,198 shares of Common Stock. The Shares were originally issued in connection with the Company's acquisition of Safeguard pursuant to the terms of a Merger Agreement dated May 12, 1998. The Shares are being registered by the Company pursuant to a Registration Rights Agreement entered into by and among the Company and the Selling Stockholders. Except as described herein, the Company is unaware that any Selling Shareholder has had a material relationship with the Company within the past three years other than as a result of the ownership of Shares or other securities of the Company.

     The following table provides certain information with respect to the number of shares of Common Stock currently owned, offered hereby and to be owned by the Selling Stockholders after this offering assuming all offered shares are sold in this offering.

                                                           NUMBER OF
                                                             SHARES                SHARES BENEFICIALLY
                                                          BENEFICIALLY               OWNED AFTER THE
                                                             OWNED       SHARES          OFFERING
                                                           BEFORE THE    OFFERED   --------------------
                  SELLING STOCKHOLDER                       OFFERING     HEREBY     NUMBER     PERCENT
                  -------------------                     ------------   -------   --------   ---------
Gary H. Dietzen and Carolyn I. Dietzen..................    341,585      341,585       0           0
Kenneth L. Harvey.......................................      6,018        6,018       0           0
Richard G. Harvey.......................................      6,018        6,018       0           0
Todd J. Harvey..........................................      6,018        6,018       0           0
Belinda Turlich Harvey..................................     90,277       90,277       0           0
Randy Lee Harvey........................................      6,018        6,018       0           0
Ordale Dwain Harvey.....................................      6,018        6,018       0           0
Lynn Perkins Perez and Chalin O. Perez..................     80,246       80,246       0           0

                              PLAN OF DISTRIBUTION

     The Selling Stockholders may from time to time sell all or any portion of the Shares on the NYSE, the PSE or any other national securities exchange on which the Common Stock is listed or traded, including block trades, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to the Common Stock of the Company during a period beginning one or five business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rule 102, which provisions may limit the timing of purchases and sales of shares of Common Stock by the Selling Stockholders.

     The Company will pay all costs and expenses incurred in connection with the registration under the Securities Act of the Shares, including, without limitation, all registration and filing fees, printing expenses and fees and disbursements of counsel and accountants for the Company. The Selling Stockholders will pay any brokerage fees and commissions and stock transfer and other taxes attributable to the sale of the Shares. The Company also has agreed to indemnify the Selling Stockholders and their respective officers and directors and each person who controls (within the meaning of the Securities
Act) such Selling Stockholders against certain losses, claims, damages and expenses arising under the securities laws in connection with this offering. Each such Selling Stockholder has agreed to indemnify the Company, its officers, directors and each person who controls (within the meaning of the Securities
Act) the Company against other losses, claims, damages and expenses arising under the securities laws in connection with this offering with respect to written information furnished to the Company by such Selling Stockholder.

     There is no assurance that the Selling Stockholders will sell any or all of the Shares.

                                 LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed upon by Gardere Wynne Sewell & Riggs, L.L.P., 333 Clay Avenue, Suite 800, Houston, Texas 77002.

                                    EXPERTS

     The restated consolidated financial statements and schedule of the Company included in the Company's Current Report on Form 8-K dated August 31, 1998, incorporated by reference herein have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports. It should be noted that the independent public accountant's reports on financial statements and schedule previously filed on Form 10-K and incorporated by reference in this registration statement is no longer appropriate since restated financial statements have been presented giving effect to a business combination accounted for as a pooling of interests.

             ------------------------------------------------------
             ------------------------------------------------------

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                             ---------------------

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
Available Information..................    1
Incorporation of Certain Documents by
  Reference............................    1
The Company............................    2
Risk Factors...........................    2
Use of Proceeds........................    4
Selling Stockholders...................    4
Plan of Distribution...................    4
Legal Matters..........................    5
Experts................................    5

             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
                                 542,198 SHARES

                           SMITH INTERNATIONAL, INC.

                                  COMMON STOCK
                            ------------------------

                                   PROSPECTUS
                            ------------------------

                                          , 1998

             ------------------------------------------------------
             ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses to be paid by the Registrant in connection with the issuance and distribution of the shares of Common Stock being registered. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee.........  $ 3,190
Legal fees and expenses.....................................    5,000
Accounting fees and expenses................................    3,000
Printing, EDGAR formatting and mailing expenses.............    2,000
Miscellaneous...............................................    2,000
                                                              -------
          Total.............................................  $15,190
                                                              =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power, under specified circumstances, to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with an action or proceeding to which he or she is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action, that they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the corporation, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if such person is adjudged to be liable to the corporation unless the court determines that indemnification is appropriate. Additionally, a corporation is required to indemnify its directors and officers against expenses to the extent that such directors or officers have been successful on the merits or otherwise in any action, suit or proceeding or in defense of any claim, issue or matter therein. Indemnification can be made by the corporation only upon a determination that indemnification is proper in the circumstances because the party seeking indemnification has met the applicable standard of conduct as set forth in the General Corporation Law of the State of Delaware. A corporation also has the power to purchase and maintain insurance on behalf of any person, whether or not the corporation would have the power to indemnify such person against such liability.

     The Restated Certificate of Incorporation of Smith and the Restated Bylaws of Smith extend indemnification rights to its directors, officers, employees and agents to the fullest extent authorized by the General Corporation Law of the State of Delaware. The Restated Certificate of Incorporation of Smith and the Restated Bylaws of Smith also permit Smith to maintain insurance on behalf of any person who is or was a director, officer, employee or agent to Smith against any liability asserted against such person and incurred by such person is such capacity, whether or not Smith would have the power or the obligation to indemnify such person against such liability. Reference is made to the Restated Certificate of Incorporation and the Restated Bylaws of Smith.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, provided that such provisions may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. Smith's Restated Certificate of Incorporation contains such a provision, and further provides that if the General Corporation Law of the State of Delaware is amended to further eliminate or limit the personal liability of directors, then the liability of the directors of Smith shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware.

     The above discussion of Smith's Restated Certificate of Incorporation and Restated Bylaws and of Sections 102(b)(7) and 145 of the General Corporation Law of the State of Delaware is not intended to be exhaustive and is qualified in its entirety by such Restated Certificate of Incorporation, Restated Bylaws and statutes.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
           4.1           -- Restated Certificate of Incorporation of the Registrant
                            as amended to date (incorporated by reference to Exhibit
                            3.1 to the Registrant's Annual Report on Form 10-K for
                            the fiscal year ended December 31, 1993).
           4.2           -- Bylaws of the Company as amended to date (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly
                            Report on Form 10-Q for the quarter ended June 30, 1998).
           4.3           -- Rights Agreement dated as of June 19, 1990 between the
                            Company and First Chicago Trust Company of New York
                            (incorporated by reference to Exhibit 4.13 to the
                            Company's Annual Report on Form 10-K for the year ended
                            December 31, 1991).
           5.1*          -- Opinion of Gardere Wynne Sewell & Riggs, L.L.P.,
                            regarding legality of securities.
          23.1*          -- Consent of Gardere Wynne Sewell & Riggs, L.L.P. (included in Exhibit 5.1)
          23.2*          -- Consent of Arthur Andersen LLP with respect to the
                            financial statements of Smith International, Inc.
          24.1*          -- Powers of Attorney included in the signature page
                            (contained on page II-4).

---------------

* Filed herewith.

ITEM 17. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

             (i) To include any prospectus required to Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or to the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to

     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration, by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) of 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 31, 1998.

                                            SMITH INTERNATIONAL, INC.

                                            By:
                                            /s/ DOUGLAS L. ROCK

                                            ------------------------------------
                                                      Douglas L. Rock,
                                             Chief Executive Officer, President
                                                            and
                                                  Chief Operating Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas L. Rock, John J. Kennedy and Neal S. Sutton, and each of them, each of whom may act without joinder of the other, his or her true and lawful attorneys and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                                               SIGNATURE                   TITLE
                                                               ---------                   -----

               /s/ DOUGLAS L. ROCK                  Chief Executive Officer,          August 31, 1998
--------------------------------------------------    President and Chief Operating
                 Douglas L. Rock                      Officer (Principal Executive
                                                      Officer)

               /s/ LOREN K. CARROLL                 Executive Vice President and      August 31, 1998
--------------------------------------------------    Director
                 Loren K. Carroll

               /s/ JOHN J. KENNEDY                  Senior Vice President and Chief   August 31, 1998
--------------------------------------------------    Financial Officer (Principal
                 John J. Kennedy                      Financial and Accounting
                                                      Officer)

              /s/ BENJAMIN F. BAILAR                Director                          August 31, 1998
--------------------------------------------------
                Benjamin F. Bailar

                /s/ G. CLYDE BUCK                   Director                          August 31, 1998
--------------------------------------------------
                  G. Clyde Buck

                /s/ JAMES R. GIBBS                  Director                          August 31, 1998
--------------------------------------------------
                  James R. Gibbs

                                                               SIGNATURE                   TITLE
                                                               ---------                   -----
                /s/ JERRY W. NEELY                  Director                          August 31, 1998
--------------------------------------------------
                  Jerry W. Neely

              /s/ WALLACE S. WILSON                 Director                          August 31, 1998
--------------------------------------------------
                Wallace S. Wilson

                               INDEX TO EXHIBITS

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
           4.1           -- Restated Certificate of Incorporation of the Registrant
                            as amended to date (incorporated by reference to Exhibit
                            3.1 to the Registrant's Annual Report on Form 10-K for
                            the fiscal year ended December 31, 1993).
           4.2           -- Bylaws of the Company as amended to date (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly
                            Report on Form 10-Q for the quarter ended June 30, 1998).
           4.3           -- Rights Agreement dated as of June 19, 1990 between the
                            Company and First Chicago Trust Company of New York
                            (incorporated by reference to Exhibit 4.13 to the
                            Company's Annual Report on Form 10-K for the year ended
                            December 31, 1991).
           5.1*          -- Opinion of Gardere Wynne Sewell & Riggs, L.L.P.,
                            regarding legality of securities.
          23.1*          -- Consent of Gardere Wynne Sewell & Riggs, L.L.P. (included in Exhibit 5.1)
          23.2*          -- Consent of Arthur Andersen LLP with respect to the
                            financial statements of Smith International, Inc.
          24.1*          -- Powers of Attorney included in the signature page
                            (contained on page II-4).

---------------

* Filed herewith.